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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form S-4 of VGS Inc. of our report dated July 2, 2002 relating to the balance sheet of VGS Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Houston, Texas
July 2, 2002